Exhibit 2.4
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

IN RE	:	Jointly Administered
	:	Case No. 02-10429 (JKF)
Kaiser Aluminum Corporation,
a Delaware corporation, et al.,	:	Chapter 11
Debtors.	:
:

(Kaiser Aluminum Corporation)	:	(Case No. 02-10429 (JKF))
(Kaiser Aluminum & Chemical Corporation)	:	(Case No. 02-10430 (JKF))
(Akron Holding Corporation)	:	(Case No. 02-10431 (JKF))
(Kaiser Aluminum & Chemical Investment, Inc.)	:	(Case No. 02-10433 (JKF))
(Kaiser Aluminium International, Inc.)	:	(Case No. 02-10434 (JKF))
(Kaiser Aluminum Properties, Inc.)	:	(Case No. 02-10435 (JKF))
(Kaiser Aluminum Technical Services, Inc.)	:	(Case No. 02-10436 (JKF))
(Kaiser Bellwood Corporation)	:	(Case No. 02-10437 (JKF))
(Kaiser Micromill Holdings, LLC)	:	(Case No. 02-10439 (JKF))
(Kaiser Texas Micromill Holdings, LLC)	:	(Case No. 02-10440 (JKF))
(Kaiser Sierra Micromills, LLC)	:	(Case No. 02-10441 (JKF))
(Kaiser Texas Sierra Micromills, LLC)	:	(Case No. 02-10442 (JKF))
(Oxnard Forge Die Company, Inc.)	:	(Case No. 02-10443 (JKF))
(Alwis Leasing LLC)	:	(Case No. 02-10818 (JKF))
(Kaiser Center, Inc.)	:	(Case No. 02-10819 (JKF))
(KAE Trading, Inc.)	:	(Case No. 03-10145 (JKF))
(Kaiser Aluminum & Chemical Investment Limited (Canada))	:	(Case No. 03-10146 (JKF))
(Kaiser Aluminum & Chemical Of Canada Limited (Canada))	:	(Case No. 03-10147 (JKF))
(Kaiser Bauxite Company)	:	(Case No. 03-10148 (JKF))
(Kaiser Center Properties)	:	(Case No. 03-10149 (JKF))
(Kaiser Export Company)	:	(Case No. 03-10150 (JKF))
(Texada Mines Ltd. (Canada))	:	(Case No. 03-10152 (JKF))
THIRD MODIFICATION TO THE SECOND AMENDED JOINT PLAN OF
REORGANIZATION OF KAISER ALUMINUM CORPORATION, KAISER ALUMINUM
& CHEMICAL CORPORATION AND CERTAIN OF THEIR DEBTOR AFFILIATES

Gregory M. Gordon (TX 08435300)	Daniel J. DeFranceschi (DE 2732)
Henry L. Gompf (TX 08116400)	RICHARDS, LAYTON & FINGER, P.A.
Troy B. Lewis (TX 12308650)	One Rodney Square
Daniel P. Winikka (TX 00794873)	Wilmington, Delaware 19899
JONES DAY	Telephone: (302) 651-7700
2727 North Harwood	Facsimile: (302) 651-7701
Dallas, Texas 75201
Telephone: (214) 220-3939	ATTORNEYS FOR DEBTORS AND
Facsimile: (214) 969-5100	DEBTORS IN POSSESSION
Dated: December 16, 2005

          Subject to approval by the Bankruptcy Court and pursuant to this Third Modification to the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, the Debtors effect the following changes to the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates (the “Plan”):
Modifications to the Plan
          Section 5.1.e(ii) of the Plan is hereby amended to add following as the last sentence:
          “The Funding Vehicle Trust shall, effective upon its creation and without any further action, be deemed to be a party to any settlement agreement with a PI Insurance Company that by its terms includes the Funding Vehicle Trust as a party and that has been approved by a final order of the Bankruptcy Court and to be subject to, and bound by, the settlement agreement and such final approval order approving such settlement agreement.”
          The first sentence of Section 5.1.g of the Plan is hereby replaced by the following sentence:
          “Any PI Insurance Coverage Action and the claims and causes of action asserted or to be asserted therein shall be preserved solely for the benefit of the Funding Vehicle Trust for prosecution either by Reorganized KACC or the Funding Vehicle Trustees (as mutually agreed by such parties) subsequent to the Effective Date and in accordance with the Funding Vehicle Trust Agreement.”
          Section 5.2.e of the Plan is hereby amended to add following as the last sentence:
          “The Asbestos PI Trust shall, effective upon its creation and without any further action, be bound by and subject to any settlement agreement with a PI Insurance Company and such final approval order, if any, approving such settlement agreement as to which the Funding Vehicle Trust is bound. The Asbestos PI Trust shall also be bound at the request of the Funding Vehicle Trust to comply with any obligations of the Funding Vehicle Trust under or with respect to such settlement and approval order, if applicable, as contemplated by section 5.1.e(ii) that are applicable to the Asbestos PI Trust.”
          Section 5.3.e of the Plan is hereby amended to add following as the last sentence:
          “The Silica PI Trust shall, effective upon its creation and without any further action, be bound by and subject to any settlement agreement with a PI Insurance Company and such final approval order, if any, approving such settlement agreement as to which the Funding Vehicle Trust is bound. The Silica PI Trust shall also be bound at the request of the Funding Vehicle Trust to comply with any obligations of the Funding Vehicle Trust under or with respect to such settlement and approval order, if applicable, as contemplated by section 5.1.e(ii) that are applicable to the Silica PI Trust.”
          Section 5.4.d of the Plan is hereby amended to add following as the last sentence:
          “The CTPV PI Trust shall, effective upon its creation and without any further action, be bound by and subject to any settlement agreement with a PI Insurance Company and such final approval order, if any, approving such settlement agreement as to which the Funding Vehicle Trust is bound. The CTPV PI Trust shall also be bound at the request of the Funding Vehicle Trust to comply with any obligations of the Funding Vehicle Trust under or with respect to such settlement and approval order, if applicable, as contemplated by section 5.1.e(ii) that are applicable to the CTPV PI Trust.”
          Section 5.5.d of the Plan is hereby amended to add following as the last sentence:
          “The NIHL PI Trust shall, effective upon its creation and without any further action, be bound by and subject to any settlement agreement with a PI Insurance Company and such final approval order, if any, approving such settlement agreement as to which the Funding Vehicle Trust is bound. The NIHL PI Trust shall also be bound at the request of the Funding Vehicle Trust to comply with any obligations of the Funding Vehicle Trust under or with respect to such settlement and approval order, if applicable, as contemplated by section 5.1.e(ii) that are applicable to the NIHL PI Trust.”
          Section 12.2.b of the Plan is hereby amended in its entirety to read as follows:
          “b. In addition to the injunctions provided in the PI Channeling Injunctions, except as provided in the Plan, the Confirmation Order or the environmental Settlement Agreement, as of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan, including pursuant to Section 4.5, will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the Plan.”
          Section 1.4 of the form of Funding Vehicle Trust Agreement previously filed with the Bankruptcy Court as Exhibit 1.1(102) to the Plan is hereby amended to add the following as Section 1.4(c):
          “(c) The Funding Vehicle Trust shall have the obligations specified as being applicable to it under the Plan, including those obligations set forth in Section 5.1.e of the Plan.”
          The list of Settling Insurance Companies previously filed with the Bankruptcy Court as Exhibit 1.1(185) to the Plan is hereby amended to read as set forth on the attached Exhibit 1.1(185). A blacklined version of Exhibit 1.1(185), marked to show changes from the version that was previously filed with the Court, is also attached hereto.
          Attachments B and E to Silica Distribution Procedures previously filed with the Bankruptcy Court as part of Exhibit 1.1(186) to the Plan are hereby amended to read as set forth on the attached Attachments B and E to Exhibit 1.1(186). Blacklined versions of Attachments B and E to Exhibit 1.1(186), marked to show changes from the versions that were previously filed with the Court, are also attached hereto.
          The Certificate of Incorporation and Bylaws of Reorganized KAC previously filed with the Bankruptcy Court as Exhibit 4.3.a(i) are hereby amended to read as set forth on the attached Exhibit 4.3.a(i). A blacklined version of Exhibit 4.3.a(i), marked to show changes from the version that was previously filed with the Court, is also attached hereto.

Dated: December 16, 2005	Respectfully submitted,

KAISER ALUMINUM CORPORATION

	By:	/s/ Edward F. Houff

Name: Edward F. Houff
Title: Chief Restructuring Officer

KAISER ALUMINUM & CHEMICAL
CORPORATION, on its own behalf and on behalf of each direct or indirect subsidiary Debtor

	By:	/s/ Edward F. Houff

Name: Edward F. Houff
Title: Chief Restructuring Officer

COUNSEL:

/s/ Daniel J. DeFranceschi Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

– and –

Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood Street
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION

EXHIBIT 1.1(185)
(Clean Version)

EXHIBIT 1.1(185)
(Blacklined Version)

ATTACHMENT B TO EXHIBIT 1.1(186)
(Clean Version)

ATTACHMENT B TO EXHIBIT 1.1(186)
(Blacklined Version)

ATTACHMENT E TO EXHIBIT 1.1(186)
(Clean Version)

ATTACHMENT E TO EXHIBIT 1.1(186)
(Blacklined Version)

EXHIBIT 4.3.A(i)
(Clean Version)

EXHIBIT 4.3.A(i)
(Blacklined Version)